Exhibit 10.4

ACKNOWLEDGEMENT & WAIVER

Reference is hereby made to that certain Employment Agreement, dated as of October 1, 2003 (the “Agreement”) by and between Melvyn Thomas (“Executive”) and Hollywood Casino Shreveport, a Louisiana general partnership (the “Company”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Pursuant to Section 19 of the Agreement, it is a condition of Executive’s employment that the Company’s obligations to Executive under Section 3.4(b) of the Agreement be guaranteed (the “Guarantee”) by Hollywood Casino Corporation (“HCC”); provided, however, that HCC shall have the right, but not the obligation, to secure comparable employment for Executive at another of its or its affiliate’s properties in lieu of making any payment by the Company under Section 3.4(b) or by HCC under the guarantee.

Such Section 19 further states that, in order to induce HCC to issue such guarantee, the Company agrees to enter into an agreement with HCC that provides for the Company to post cash collateral (or otherwise grant a security interest in a deposit account of control account of the Company) to secure the Company’s reimbursement obligation to HCC under the guarantee (the “Reimbursement Security Agreement”).

HCC hereby acknowledges it obligation to provide the Guarantee and agrees to provide the Guarantee in substantially the form of Exhibit A hereto or in such other form as may be mutually agreed upon the Company, Executive and HCC.

HCC hereby waives its rights, and releases the Company from providing, the Reimbursement Security Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this instrument as of this 12th day of November 2003.

HOLLYWOOD CASINO CORPORATION,
a Delaware corporation

By:	/s/ Robert Ippolito
Name: Robert Ippolito
Title: Vice President

Address:
Professional Center
825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
Attention: President

EXHIBIT A

GUARANTY

This GUARANTY, dated as of November __, 2003 (this “Guaranty”), is entered into by Hollywood Casino Corporation, a Delaware corporation (“Guarantor”), in favor of Melvyn Thomas, an individual residing in Nevada (“Guaranteed Party”).

RECITALS

A.            Hollywood Casino Shreveport, a Louisiana general partnership and indirect subsidiary of Guarantor (“Company”), desires to employ Guaranteed Party pursuant to the terms and conditions of that certain Employment Agreement, dated as of October 1, 2003 (the “Employment Agreement”).

B.            It is a condition to Guaranteed Party entering into the Employment Agreement that Company’s obligations thereunder be guaranteed by Guarantor as provided in this Guaranty.

NOW, THEREFORE, based on the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Guaranteed Party to enter into the Employment Agreement, Guarantor hereby agrees as follows:

SECTION 1.                                                    DEFINITION; INTERPRETATION

1.1          Definition.  In this Guaranty, “Guaranteed Obligations” means amounts owed by Company to Guaranteed Party under Section 3.4(b) of the Employment Agreement, on the same terms and conditions as set forth in such agreement.

1.2          Interpretation.  If any conflict or inconsistency arises between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Employment Agreement, the terms, conditions and provisions of this Guaranty shall prevail.  Section headings in this Guaranty are used for convenience of reference only and do not constitute part of this Guaranty for any other purpose.  The word “including” and derivative terms are not limiting.  The word “or” is not exclusive.  Terms defined in the singular may be used in the plural and vice versa.

SECTION 2.                                                    GUARANTY

2.1          Guaranty of the Guaranteed Obligations.  Guarantor irrevocably and unconditionally guarantees the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether on demand or otherwise.  In furtherance of the foregoing, upon the failure of Company to pay any of the Guaranteed Obligations when and as the same become due, Guarantor will upon demand pay, or cause to be paid, in cash to Guaranteed Party the amount of the Guaranteed Obligations then remaining; provided that, in accordance with Section 19 of the Employment Agreement, in lieu of making such payment, Guarantor may secure comparable employment for Guaranteed Party at its or its affiliates’ properties (other than Company).

2.2          Liability of Guarantor Absolute.  Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (or the securing of comparable employment as provided in Section 2.1).  Guarantor agrees that this Guaranty is a guaranty of payment when due and not of collectability.

2.3          Waivers.  Guarantor hereby waives notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, and any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Guaranty.

2.4          Reinstatement.  The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense that Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding, and shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment is rescinded or recovered directly or indirectly from Guaranteed Party as a preference, fraudulent transfer or otherwise, and any such payment that is so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

SECTION 3.                                                    MISCELLANEOUS

3.1          Notices.  Any communications between Guaranteed Party and Guarantor and any notices or requests provided herein may be given by mailing the same, postage prepaid, or by facsimile transmission to each such party at its address set forth on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate.  Any notice, request or demand to or on Guaranteed Party or Guarantor shall not be effective until received.

3.2          Expenses.  Each party shall bear its own costs and expenses with respect hereto.

3.3          Severability.  In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4          Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guaranteed Party and Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

3.5          Successors and Assigns.  This Guaranty is a continuing guaranty, and shall be binding on Guarantor and its successors and assigns.  This Guaranty shall inure to the benefit of Guaranteed Party and its successors, heirs and assigns.  Guarantor shall not assign this Guaranty or any of its rights or obligations hereunder without the prior written consent of Guaranteed Party.

3.6          Applicable Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[signature page follows]

IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

HOLLYWOOD CASINO CORPORATION, a Delaware corporation

By:
Name:
Title:

Address:
Professional Center
825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
Attention: President

Acknowledged:

Melvyn Thomas,
an individual

Address:
900 South Meadows Parkway, #322
Reno, NV 89521